Exibit 3.(ii)(1) Certificate of Incorporation
                          State of Delaware

                   Office of the Secretary of State


            ________________________________________________



I, EDWARD J, FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "CLIP 'N PIERCE FASHIONS, INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF APRIL, A.D. 1999, AT 9 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.








                                  \\Edward J. Freel\\

                            Edward J. Freel, Secretary of State



3030709  8100              AUTHENTICATION:      9690693

991146825                            DATE:      04-16-99